EXHIBIT 4.6

          THIS OPTION AND THE SHARES UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (ACT), AND ARE
          "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THIS OPTION IS NONTRANSFERABLE AND THE SHARES UNDERLYING THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

          NOTHING CONTAINED IN THIS AGREEMENT IS INTENDED TO ALTER THE AT-WILL EMPLOYMENT RELATIONSHIP BETWEEN OPTIONEE AND THE COMPANY. EITHER PARTY MAY TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME, FOR ANY REASON, OR FOR NO REASON AT ALL.

          NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF THE CORPORATION STOCK SHALL BE ISSUED PURSUANT TO AN OPTION UNDER THE 1997 INCENTIVE STOCK OPTION PLAN UNLESS THE CORPORATION'S 1997 PLAN SHALL HAVE FIRST BEEN APPROVED BY SHAREHOLDERS OF THE CORPORATION, BY MAJORITY VOTE, AT A DULY HELD SHAREHOLDERS MEETING.

          OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR FOR A DETERMINATION OF THE PROPER TAX TREATMENT OF THIS OPTION UNDER FEDERAL AND STATE INCOME TAX LAWS.


                               BALLARD MEDICAL PRODUCTS

                           INCENTIVE STOCK OPTION AGREEMENT

                 (under 1997, 1996, 1995, 1994, 1993, 1992, and 1991
                            Incentive Stock Option Plans)


               THIS AGREEMENT (the "Agreement") is made effective _________ ______________________________________ , by and between BALLARD
          MEDICAL PRODUCTS, a corporation organized under the laws of the State of Utah (the "Company"), and ______________________________
         _______________________, an employee of the Company ("Optionee").

               WHEREAS, Optionee is an employee of the Company, and the Company desires to grant Optionee an option to purchase shares of the Company's common stock (the "Stock"), in accordance with one or more of six incentive stock option plans of the Company;

               NOW, THEREFORE, in consideration of the mutual covenants and promises hereafter set forth, it is agreed by and between the parties as follows:

                 1. Grant of Option.

                    (a) The Company hereby grants to Optionee the right and option (the "Option") to purchase upon and subject to the terms and conditions of the Applicable Plan or Plans (as defined below), all or part of the following shares of Stock at a purchase price of $______________________ per share (the "Option Price"), in the manner and subject to the terms and conditions set forth herein:
                                                             Continued
                                                             Employment
                                                              Required
                                                           (following the
                                                          effective date
           Option to                                          of this
           Purchase                    Applicable Plan    Agreement) for

            ______                   under  19__  Plan        _______
            shares                                            year(s)

            ______                   under  19__  Plan        _______
            shares                                            year(s)

            ______                   under  19__  Plan        _______
            shares                                            year(s)

                    (b) The effective date of this grant by the applicable Stock Option Committee of the Board of Directors is the same as the effective date of this Agreement first shown above.

                    (c) For all purposes of this Agreement, the term "Applicable Plan" shall mean the incentive stock option plan or plans under which Optionee is being granted an option to purchase Stock, as identified in paragraph (a) above.

                    (d) The Option Price is not less than one hundred percent (100%) of the fair market value of such stock as of the effective date of action of the Stock Option Committee granting this Option.

                2. Continued Employment Requirement. This Option may be exercised, in whole or in part, at any time only after Optionee has served as an employee of the Company following the effective date of this Agreement for at least the period shown in paragraph 1(a) above. However, the occurrence of either of the following events will cause the Option to become immediately and fully exercisable, notwithstanding the above requirement:

                    (a)  The death of Optionee; or

                    (b) The occurrence of a Business Combination (as defined below) which is not approved by a two-thirds vote of the Continuing Directors (as defined below).

               For purposes of this Section, the following definitions apply:

                    (c) "Acquiring Person" shall mean any individual, corporation (other than this corporation or any of its subsidiaries), partnership, other person or entity which, together with its affiliates and associates (as defined in the Exchange Act or rules and regulations promulgated thereunder), and together with any other individual, corporation (other than the Company or any of its subsidiaries), partnership, person or entity with which it or they have any agreement, arrangement, or understanding with respect to acquiring, holding, voting, or disposing of the Company's Stock, beneficially owns (within the meaning of the Exchange Act or rules and regulations promulgated thereunder) in the aggregate 10% or more of the outstanding Voting Stock of the Company. "Acquiring Person" shall also include any assignee of, or person or entity which has succeeded to any shares of the Company's stock which were at any time prior to the date of assignment or succession beneficially owned by, a 10% Voting Stock owner, or an affiliate or associate of a 10% Voting Stock owner, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the
          Securities Act of 1933, as amended. A person or entity, its affiliates and associates, assignees and successors, and all such other persons or entities with whom they have any such agreement, arrangement, or understanding shall be deemed a single Acquiring Person for purposes of this paragraph. Also for purposes of this paragraph, the Continuing Directors shall by majority vote have the power to determine, on the basis of information known to the Board, if and when there is an Acquiring Person. Any such determination shall be conclusive and binding for all purposes of this paragraph, provided such determination is reasonable and made in accordance with applicable law.

                    (d)  "Business Combination" shall mean:

                        (i) any merger, consolidation, or share exchange of the Company or a subsidiary of the Company with or into an Acquiring Person;

                       (ii) any purchase for cash and/or securities by an Acquiring Person of 20% or more of the Company's outstanding shares of Voting Stock (including the purchase(s) which cause(s) the purchaser to become an Acquiring Person hereunder);

                      (iii) any sale, lease, exchange, transfer or other disposition (including without limitation, a mortgage or other security device) in a single transaction or related series of transactions, of all or any Substantial Part (as hereinafter defined) of the assets either of the Company (including without limitation, any voting securities of a subsidiary) or of a subsidiary of the Company to or with an Acquiring Person;

                       (iv) any merger or consolidation of an Acquiring Person with or into the Company or a subsidiary of the Company;

                        (v) any sale, lease, exchange, transfer or other disposition (including without limitation, a mortgage or other security device) in a single transaction or related series of transactions, of all or any Substantial Part of the assets of an Acquiring Person to the Company or a subsidiary of the Company;

                       (vi) the issuance or transfer of any securities of the Company or a subsidiary of the Company to an Acquiring Person;

                      (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed, directly or indirectly, by or on behalf of, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with an Acquiring Person;

                     (viii) any merger or consolidation of the Company with a subsidiary of the Company proposed by or on behalf of an Acquiring Person;

                       (ix) any reclassification of securities (including without limitation, any stock split, stock dividend, or other distribution of stock in respect of stock, or any reverse stock split), or recapitalization of the Company or any merger or consolidation of the Company with any subsidiary of the Company, or any other transaction (whether or not with or into, or otherwise involving the Acquiring Person), proposed by, on behalf of, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with the Acquiring Person or any affiliate or associate of the Acquiring Person which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of stock of the Company or any subsidiary of the Company which is directly or indirectly owned by the Acquiring Person, except as a result of immaterial fractional share adjustments;

                        (x)   any agreement, contract, or other arrangement
          providing  for   any  of  the  transactions   described  in  this
          definition of Business Combination; and

                       (xi)   any  other  transaction  with   an  Acquiring
          Person which requires the approval of the Company's stockholders under the Utah Revised Business Corporation Act.

               A person who is an Acquiring Person as of:

                      (xii) the time any definitive agreement relating to a Business Combination is entered into;

                     (xiii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination; or

                      (xiv) immediately prior to the consummation of a Business Combination,

          shall be an Acquiring Person for purposes of this definition.

                    (e) "Continuing Director" shall mean any director of the Company who was a director prior to the time the Acquiring Person became such, and any other director whose election or appointment as a director was recommended or approved by a majority vote of the Continuing Directors. A majority or two-thirds vote of the Continuing Directors shall mean, respectively, a vote of the majority of the Continuing Directors, a vote of or two-thirds of the Continuing Directors, then in office, provided that at least two Continuing Directors are then in office and participate in such vote.

                    (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                    (g) "Substantial Part" shall mean an amount of assets having an aggregate fair market value of at least $500,000.

                    (h) "Voting Stock" shall mean Common Stock and all other securities of the Company entitled to vote generally for the election of directors.

                3. Termination of Option. Notwithstanding contrary provisions of this Agreement, the Option and any part thereof, to the extent not theretofore exercised, will terminate upon the first to occur of the following dates:

                    (a) The expiration of three (3) months after the date on which Optionee's employment by the Company is terminated (except if such termination is by reason of permanent and total disability);

                    (b) The expiration of twelve (12) months after the date on which Optionee's employment by the Company is terminated, if such termination is by reason of Optionee's permanent and total disability; or

                    (c) The expiration of seven (7) years from the date hereof.

               For purposes of this Agreement, the term "permanent and total disability" shall mean that Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. Optionee acknowledges and agrees that the Company will have no obligation to give Optionee any notice or reminder of the expiration of any of the periods described in the foregoing subparagraphs or similar periods described in any previous Incentive Stock Option Agreements executed by the Company and Optionee.

                 4. Method of Exercise.

                    (a) This Option will be exercised by written notice ("Notice") by Optionee sent to the Company's Secretary (original Notice or via facsimile) at the Company's principal place of business stating the number of shares with respect to which this Option is being exercised. Such Notice must be accompanied by:

                        (i) Cash or a check in payment of the Option Price for the number of shares specified; or

                       (ii) If Optionee desires to use Company Stock owned by Optionee as payment of all or part of the Option Price, Stock certificates (duly endorsed for transfer) representing said shares of Stock to be used as payment (the "Exchange Shares"); or


                      (iii)   Cash (or a check) and the Exchange Shares; or

                       (iv) In the event of a "cashless", broker-assisted Option exercise, a copy of a letter (executed by Optionee) to Optionee's broker instructing the broker to deliver the exercise price to the Company.

               For all purposes of this Agreement and the calculation of applicable federal taxes, the date the Company Secretary receives the Notice and the applicable required items set forth in subparagraphs (i) through (iv) above shall be deemed to be and treated by the parties (and is referred to herein) as the "Exercise Date".

               NOTWITHSTANDING the foregoing:

                        (v) Any attempted "cashless", broker-assisted Option exercised by Optionee will be void and of no effect unless the broker who so assists in such Option exercise is on a list of "Approved Option Exercise Brokers" to be maintained by the Company Secretary; and

                       (vi) If Optionee makes a "cashless", broker-assisted Option exercise, then the Company must receive payment in full of the Option Price in cash and/or transferred funds no later than the earlier of fifteen (15) business days following the Exercise Date or the first to occur of the possible termination dates under Section 3 above. To the extent of shares with respect to which such funds are not so received before said deadline the attempted Option exercise will be void and of no effect hereunder.

                    (b) Upon Optionee's strict compliance with the provisions hereof, including without limitation the Company's receipt of cash or transferred funds and/or sufficient Exchange Shares as payment in full of the Option Price, then the Company will notify its transfer agent to make immediate delivery of the shares of Stock covered by such Option exercise. However, if any law or regulation requires the Company to take any action with respect to the shares specified in such Notice before the issuance thereof, the delivery date of such shares may be extended for the period necessary to take such action.

                    (c) If Exchange Shares are used as payment of all or part of the Option Price, the Company will in good faith determine the fair market value of the Exchange Shares used as payment as of the date the Notice is received by the Company's
          Secretary. Only whole Exchange Shares will be used as any part of payment of the Option Price for purposes of this Section. The Company will cancel the Stock certificates of such Exchange
          Shares submitted and reissue balance certificates for any remaining shares not needed to complete the purchase.

                    (d) In any exercise of any part of this Option, unless Optionee directs otherwise in Optionee's Notice to the Company, the Option Price of any shares purchased will be paid in the following order:

                        (i) First, from cash or other funds transferred from Optionee to the Company; and

                       (ii)   Second,   from   the  Exchange   Shares,  the
          certificate(s) for which shares are submitted along with the Notice.

                5.  Minimum Shares Purchased.

                    (a) No fewer than one hundred (100) shares may be purchased at one time unless the number purchased is the total number which may be purchased at said time under the Option.

                    (b)  No   option  or   installment  thereof   shall  be
          exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

                6. Reclassification. If this Option is outstanding when the total number of issued shares of the Stock is increased or decreased by any:

                    (a)  change in par value;

                    (b)  split up, or reverse split;

                    (c)  reclassification; or

                    (d)  distribution of a dividend payable in stock;

          then the number of shares subject to this Option and the Option Price per share shall be proportionately adjusted.

                7. Rights Prior to Exercise of Option. This Option is non-transferable by Optionee, other than by will or the laws of descent and distribution in the event of Optionee's death. During Optionee's lifetime, this Option is exercisable only by Optionee or Optionee's guardian or legal representative. Optionee has no rights as a shareholder with respect to the Option shares until payment of the Option Price and delivery to Optionee of such shares as herein provided.

                8. Restriction on Disposition of Stock. All shares acquired by Optionee pursuant to this Agreement are subject to any restrictions on sale, encumbrance, or other disposition now or hereafter contained in the Company's Bylaws or Articles of Incorporation.

                9.  Income Taxes.

                    (a)  Optionee  has  the  sole  responsibility   to  pay
          federal and state income taxes with respect to his or her exercise of the Option and sale of the Stock received by such exercise. Optionee understands and acknowledges that if Optionee disposes of the shares of Stock acquired by Optionee pursuant to this Agreement within two (2) years from the date of this Option or within one (1) year after the transfer of such shares to Optionee, then this Option may not qualify as an Incentive Stock Option and all of the income realized by Optionee may constitute ordinary income. (Such a disqualifying sale is referred to herein as a "Disqualifying Disposition".) Upon such a Disqualifying Disposition, Optionee agrees to promptly notify the Company in writing of the number of shares sold, the selling price per share, and the date of the sale.

                    (b)  Optionee  also  understands and  acknowledges that
          his or her exercise of this Option may generate federal alternative minimum taxable income and a resulting federal tax owed thereon.

                    (c) If the Option is not qualified, at the time it becomes exercisable hereunder for the first time, as an Incentive Stock Option because of the application of Internal Revenue Code
          Section 422(d), then for purposes of calculating Optionee's taxable income as of the Exercise Date, the fair market value of the Stock will be based upon the closing price of Ballard's Stock on the Exercise Date, as published by the New York Stock Exchange or the Wall Street Journal.

               10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

               11.  Stock Reserve.

                    (a) The Company shall, at all times during the term of this Agreement, reserve and keep available sufficient Stock to satisfy the requirements of this Agreement.

                    (b)  The  Company  will  pay   all  fees  and  expenses
          necessarily incurred by the Company in connection with the exercise of the Option.

                    (c) Notwithstanding paragraph (b) above, Optionee will pay all brokerage fees incurred by Optionee in the use of any of the Exchange Shares as payment for the exercise of this Option.

               12. Reservation of Right to Terminate Employment. NOTHING CONTAINED IN THIS AGREEMENT RESTRICTS THE RIGHT OF THE COMPANY TO TERMINATE THE EMPLOYMENT OF OPTIONEE AT ANY TIME WITH OR WITHOUT CAUSE, OR TO REDUCE OPTIONEE'S COMPENSATION AT ANY TIME. The parties acknowledge and agree that a termination of Optionee's employment by the Company without cause will not be deemed in any way to constitute a violation of any duty of good faith and fair dealing owed by the Company to Optionee.

               13. Parties Bound by Plan. Each determination, interpretation, or other action taken by the Board of Directors or the applicable Stock Option Committee pursuant to the provisions of the Plan is final, binding, and conclusive for all purposes of the Company and Optionee and their respective successors in interest.

               14. Conditional Exercise. If at any time the Board of Directors of the Company determines that listing, additional registration, or qualification of the shares of Stock upon any securities exchange, or under any state or federal law is necessary or desirable, this Option may not be exercised unless and until such listing, registration, or qualification of the shares has been effected upon conditions acceptable to the Board of Directors of the Company.

               15. Interpretation of Plan. Options granted pursuant to the Plan are intended to be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and the Applicable Plan and this Agreement shall be construed to implement that interest. If all or any part of this Option shall not be deemed an "Incentive Stock Option" within the meaning of
          Section 422 of the Code, the Option shall nevertheless be valid and carried into effect.

               16.  Governing Law.   This  Agreement shall be  construed in
          accordance with and governed by the laws of the State of Utah.

               17. Place of Suit. Any action at law, suit in equity or judicial proceeding for the enforcement of this contract or any provision thereof shall be instituted only in state or federal courts located in Salt Lake County, Utah. Optionee hereby submits himself or herself to the jurisdiction of such courts located in Salt Lake County.

               18. Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                             BALLARD MEDICAL PRODUCTS


                                             By:  Dale H. Ballard,
                                                  President


                                             Optionee:

                                             (Signature)

                                             (Print name and address)